Exhibit 99.1


      Volt Information Sciences Announces Second Quarter Results


    NEW YORK--(BUSINESS WIRE)--June 7, 2007--Volt Information
Sciences, Inc. (NYSE: VOL) today reported financial results for the Company's second quarter and six months ended April 29, 2007.

    Volt will conduct a conference call webcast at 11:00 A.M. (EDT) today to discuss second quarter results. The conference call dial-in number is 1-877-675-5901 (domestic) or 1-312-470-7207 (international), passcode: Second Quarter. The conference call will be broadcast live over the Internet and can be accessed for the next 30 days at http://www.volt.com/investor/press_releases.cfm.

    Attached is a summary of the Company's results of operations and the notes thereto. The notes are an integral part of the summary.

    SECOND QUARTER - FISCAL 2007 RESULTS

    For the second quarter of fiscal 2007 ended April 29, 2007, the Company reported net income of $6.4 million, or $0.28 per share, compared to $9.1 million, or $0.39 per share, in the fiscal 2006 second quarter. Net sales for the 2007 quarter decreased by 4% to $568.2 million, compared to $593.8 million in last year's comparable quarter. Income before minority interest and income taxes decreased by $4.8 million, or 31%, compared to the 2006 comparable quarter.

    SIX MONTHS - FISCAL 2007 RESULTS

    For the first six months of fiscal 2007, the Company reported net income of $7.1 million, or $0.31 per share, compared to $8.7 million, or $0.38 per share, last year. Net sales for the 2007 six-month period decreased by 2% remaining at $1.1 billion. Income before minority interest and income taxes was $11.9 million in the six months ended April 29, 2007 compared to $15.9 million in the comparable fiscal 2006 period.

    Commenting on the results for the second quarter, Mr. Steven A. Shaw, President and Chief Executive Officer of Volt, stated "The delay in certain Computer System segment's international projects and the movement in the publication schedule of six higher margin directories to the third quarter in the Telephone Directory segment, which had been recognized in the second quarter the previous year, negatively impacted the results for the quarter. While revenue in the Staffing Services segment was slightly lower than the comparable quarter in the prior year, gross margin increased as a result of lower workers compensation expense and a continued increase in higher margin direct placement and RPO services, consistent with our long term strategy for the segment. Our Telecommunications Services segment has recently begun work on a large multi-year award from a major telecommunications provider that allows for potential increased profitability for the segment going forward."

    STAFFING SERVICES

    Net sales for this segment decreased by 4% to $483.3 million compared to the fiscal 2006 second quarter due to decreased staffing business in the Administrative and Industrial division and a slight decrease in sales in the Technical Placement division due to lower net managed service sales. Despite the sales decrease, gross margin increased due to reduced workers' compensation, payroll tax costs and an increase in permanent placement revenue. Operating profit decreased to $13.9 million from $14.5 million as a result of the decrease in net sales and increased overhead costs associated with the higher margin business.

    COMPUTER SYSTEMS

    The segment reported an operating profit of $5.0 million on net sales of $45.2 million in the second quarter of fiscal 2007 compared to an operating profit of $9.8 million on net sales of $52.1 million in the comparable prior year period. The sales decrease is primarily due to decreases in the European operations of $3.3 million, due to the recognition of a project in the second quarter of fiscal 2006, together with decreases reported in the other divisions of the segment. The lower operating profit was the result of the reduced sales, increased overhead and a decrease in gross margin.

    TELEPHONE DIRECTORY

    Net sales for this segment approximated $17.1 million while operating profit decreased to $2.8 million in the fiscal 2007 second quarter from $4.0 million on $17.2 million in revenue in the comparable prior year period. The decrease in sales and operating profit was primarily due to the mix of telephone directories delivered in current quarter, compared to the prior year's quarter, and an increase in lower margin printing sales in Uruguay.

    TELECOMMUNICATIONS SERVICES

    Net sales in this segment approximated $27.2 million while the segment reported an operating profit of $0.4 million in the second quarter of fiscal 2007 compared to an operating loss of $40,000 on $27.3 million in revenue in the comparable prior year period. Decreases in sales volume of the segment's Network Enterprise Solutions division were substantially offset by an increase in the Construction and Engineering division. The increase in operating profit was due to improved gross margins due to a change in the mix of jobs completed partially offset by an increase in overhead.

    GENERAL CORPORATE EXPENSES

    General corporate expenses decreased by $0.8 million, or 7%, due to a one-time accrual of $1.2 million for death benefits related to two senior corporate executives in the second quarter of fiscal 2006 partially offset by increased salaries and professional fees in the comparable fiscal 2007 quarter.

    CASH AND CASH EQUIVALENTS

    Cash and cash equivalents, excluding restricted cash, was $46.0 million at the end of the quarter. At April 29, 2007, the Company had sold a participating interest in accounts receivable of $60.0 million under its securitization program and had the ability to finance an additional $140.0 million under the facility.

    In addition, the Company may borrow under a secured $40.0 million revolving credit facility ("Credit Facility") and the Company's wholly owned subsidiary, Volt Delta Resources ("Volt Delta"), may borrow under a separate $70.0 million revolving secured credit facility ("Delta Credit Facility"). At April 29, 2007, the Company had borrowed $2.0 million in foreign currency under the Credit Facility and a total of $27.1 million under the Delta Credit Facility, of which $5.6 million was borrowed in foreign currency.

    Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions with a Fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses, which include the Telecommunications Services, Computer Systems and Telephone Directory segments, provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit Volt's web site at http://www.volt.com.

    This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention:
Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the InvestorRelations/Corporate Governance section.


           VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                        SUMMARY OF OPERATIONS
                             (UNAUDITED)

                             SECOND QUARTER       SIX MONTHS ENDED
                                  ENDED
                           April 29, April 30,  April 29,   April 30,
                             2007      2006       2007        2006
                           --------- --------------------- -----------
                              (In thousands, except per share data)

Net sales                  $568,202  $593,811  $1,117,001  $1,143,319
                           ========= ========= =========== ===========

Income before minority
 interest and income taxes  $10,652   $15,420     $11,852     $15,857
Minority interest -- Note A       -         -           -      (1,021)
                           --------- --------- ----------- -----------
Income before income taxes   10,652    15,420      11,852      14,836
Income tax provision         (4,259)   (6,310)     (4,732)     (6,103)
                           --------- --------- ----------- -----------


Net income                   $6,393    $9,110      $7,120      $8,733
                           ========= ========= =========== ===========


                                         Per Share Data

Net income per share -
 basic and diluted            $0.28     $0.39       $0.31       $0.38
                           ========= ========= =========== ===========

Weighted average number of
 shares outstanding -
 basic                       23,181    23,146      23,171      23,080
                           ========= ========= =========== ===========

Weighted average number of
 shares outstanding -
 diluted                     23,232    23,274      23,221      23,214
                           ========= ========= =========== ===========


                            (Notes Follow)
           VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
             SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                             (UNAUDITED)

                             SECOND QUARTER       SIX MONTHS ENDED
                                  ENDED
                           April 29, April 30,  April 29,   April 30,
                             2007      2006       2007        2006
                           --------- --------- ----------- -----------
        Net Sales:                   (Dollars in thousands)
--------------------------
Staffing Services -- Note B
  Traditional Staffing     $468,910  $484,557    $924,005    $930,184
  Managed Services          334,326   273,791     628,825     524,867
                           --------- --------- ----------- -----------
  Total Gross Sales         803,236   758,348   1,552,830   1,455,051
  Less: Non-Recourse
   Managed Services        (319,887) (256,042)   (602,532)   (495,103)
                           --------- --------- ----------- -----------
Net Staffing Services       483,349   502,306     950,298     959,948
Telephone Directory          17,082    17,226      34,725      33,011
Telecommunications
 Services                    27,169    27,295      48,550      67,409
Computer Systems             45,186    52,137      91,718      93,411
Elimination of inter-
 segment sales               (4,584)   (5,153)     (8,290)    (10,460)
                           --------- --------- ----------- -----------

Total Net Sales            $568,202  $593,811  $1,117,001  $1,143,319
                           ========= ========= =========== ===========

Income (Loss) Before
 Minority Interest and
 Income Taxes
Staffing Services           $13,867   $14,496     $19,215     $19,325
Telephone Directory           2,767     4,017       4,919       6,278
Telecommunications
 Services                       383       (40)       (294)        728
Computer Systems              5,013     9,837      10,707      15,586
                           --------- --------- ----------- -----------
Total Segment Operating
 Profit                      22,030    28,310      34,547      41,917

General corporate expenses   (9,891)  (10,669)    (20,174)    (22,557)
                           --------- --------- ----------- -----------
Total Operating Profit       12,139    17,641      14,373      19,360

Interest income and other
 (expense)-net                 (260)   (1,671)       (579)     (2,244)
Foreign exchange loss-net      (366)     (103)       (453)       (356)
Interest expense               (861)     (447)     (1,489)       (903)
                           --------- --------- ----------- -----------

Income Before Minority
 Interest and Income Taxes  $10,652   $15,420     $11,852     $15,857
                           ========= ========= =========== ===========


                            (Notes Follow)
           VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATED BALANCE SHEET DATA
                             (Unaudited)

                                                 April 29, October 29,
                                                   2007       2006
                                                 --------- -----------
Assets                                                (Dollars in
                                                       thousands)
 Current Assets
   Cash and cash equivalents                      $45,958     $38,481
   Restricted cash - Note B                        32,307      30,713
   Short-term investments                           4,967       4,709
   Trade receivables, net -- Note C               438,077     390,799
   Inventories                                     34,766      28,735
   Recoverable income taxes                         4,463           -
   Deferred income taxes                            7,566       9,167
   Prepaid and other assets                        38,043      37,280
                                                 --------- -----------
 Total Current Assets                             606,147     539,884

 Property, plant and equipment, net                69,894      74,135
 Deposits and other assets                          1,742       2,247
 Goodwill                                          50,354      50,896
 Other intangible assets, net                      30,154      31,959
                                                 --------- -----------
 Total Assets                                    $758,291    $699,121
                                                 ========= ===========

Liabilities and Stockholders' Equity
 Current Liabilities
   Notes payable to bank                          $32,933      $4,639
   Current portion of long-term debt                  490         470
   Accounts payable                               209,000     190,431
   Accrued wages and commissions                   58,033      59,387
   Accrued taxes other than income taxes           25,342      20,186
   Accrued insurance and other accruals            31,240      29,241
   Deferred income and other liabilities           46,310      37,519
   Income taxes payable                                 -       3,626
                                                 --------- -----------
 Total Current Liabilities                        403,348     345,499

 Accrued insurance                                  1,408       4,760
 Long-term debt                                    12,576      12,827
 Deferred income taxes                              7,371      10,787

 Stockholders' Equity                             333,588     325,248
                                                 --------- -----------
 Total Liabilities and Stockholders' Equity      $758,291    $699,121
                                                 ========= ===========


                            (Notes Follow)

           VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES

              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT

                              (UNAUDITED)


    A - In December 2005, Volt Delta Resources, LLC ("Volt Delta"), the principal business unit of the Computer Systems segment, purchased from Nortel Networks, Inc. ("Nortel Networks") its 24% minority interest in Volt Delta for $62.0 million, including an excess cash distribution of $5.4 million. Nortel Networks had originally purchased its 24% interest in August 2004, and under the terms of the original purchase agreement, each party had a one-year option to cause Nortel Networks to sell and Volt Delta to buy the minority interest for an amount ranging from $25.0 million to $70.0 million, exercisable starting August 2006.

    During the first fiscal quarter of 2006, Volt Delta also purchased Varetis Solutions GmbH ("Varetis Solutions") from varetis AG for $24.8 million. The acquisition provided Volt Delta the resources to focus on the evolving global market for directory information systems and services. Varetis Solutions added technology in the area of wireless and wireline database management, directory assistance/inquiry automation and wireless handset information delivery to Volt Delta's significant technology portfolio.

    B - Under certain contracts with customers, the Company manages the customers' alternative staffing requirements, including transactions between the customer and other staffing vendors ("associate vendors"). When payments to associate vendors are subject to the receipt of the customers' payment to the Company, the arrangements are considered non-recourse against the Company and revenue, other than management fees to the Company, is excluded from sales. Cash restricted to cover such obligations is segregated from cash and cash equivalents on the April 29, 2007 and October 29, 2006 balance sheets.

    C - Under a securitization program, the receivables related to the staffing solutions business of the Company are sold from time-to-time by the Company, through a 100%-owned consolidated special purpose subsidiary to an unaffiliated third party. The outstanding balance of the participation interest sold was $60.0 million and $110.0 million at April 29, 2007 and October 29, 2006, respectively. Accordingly, the trade receivables included on the April 29, 2007 and October 29, 2006 balance sheets have been reduced to reflect the participation interest sold.

    D - On December 19, 2006, the Company's Board of Directors authorized and approved a three-for-two stock split in the form of a dividend on the Company's common stock, par value $.10 per share. Shares of common stock were distributed on January 26, 2007, to all stockholders of record as of January 15, 2007. Share amounts and per share data have been adjusted to reflect the stock split.


    CONTACT: Volt Information Sciences, Inc.
             Jack Egan and Ron Kochman, 212-704-2400
             voltinvest@volt.com